Exhibit 99.2

PROMISSORY NOTE EXTENSION AGREEMENT

THIS PROMISSORY NOTE EXTENSION AGREEMENT (“Agreement”) is made and entered into effective as of June 30, 2008, by and among ENERLUME ENERGY MANAGEMENT CORP., a Colorado corporation, formerly known as Host America Corporation, (“Maker”) and PATRICK J. HEALY & LINDA A. HEALY JTWROS (the “Payee”).

R E C I T A L S:

A.              Maker and Payee are parties to a Promissory Note dated between January 12, 2004 and May 27, 2004, in the original principal amount of Fifty Thousand Dollars ($50,000).  (the “Note”).

B.              The Note matures on January 31, 2009, and the parties hereto have entered into this Agreement for purposes of extending the maturity date of the Note.

NOW, THEREFORE, for valuable consideration, the parties hereto agree as follows:

1.              PRINCIPAL BALANCE. The outstanding principal amount due under the Note is currently Fifty Thousand Dollars ($50,000). In addition, interest has accrued and continues to accrue under the terms of the Note.  Maker shall continue to pay interest payments to Payee under the terms of the Note until the Due Date, as amended hereby.

2.              DUE DATE.  The Due Date as defined in the Note is hereby extended to January 31, 2010, on which date all principal and interest remaining outstanding shall be paid in full without further notice or demand.

3.              WARRANT.  Upon execution of this Agreement, Maker agrees to issue to Payee a cashless warrant to purchase 25,000 shares of Maker’s common stock at $0.75 per share, exercisable until January 31, 2014 (the “Warrant”).

4.              INVESTMENT REPRESENTATIONS.  The Payee re-affirms the representations and warranties contained in the original subscription agreement dated between January 12, 2004 and May 27, 2004 executed in connection with the original Note issuance and represents and warrants to the Maker that in connection with the extension of the maturity date of the Note and the issuance of the Warrant (collectively referred to as the “Securities”):

(a)           The Payee understands and acknowledges that the Securities are being sold by the Maker in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

(b)           The Payee is acquiring the Securities for its own account, to hold for investment, and the Payee shall not make any sale, transfer or other disposition of the Securities in violation of the Securities Act or the rules promulgated thereunder or in violation of any applicable state securities law.

(c)           The Payee has been advised that the Securities have not been registered under the Securities Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Maker on such exemptions is predicated in part on the Payee’s representations set forth herein.

(d)           The Payee has been informed that under the Securities Act, the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by the Payee of the Securities.  The Payee further agrees that the Maker may refuse to permit the Payee to sell, transfer or dispose of the Securities (except as permitted under Rule 144) unless there is in effect a registration statement under the Securities Act and any applicable state securities laws covering such transfer, or unless the Payee furnishes an opinion of counsel reasonably satisfactory to counsel for the Maker to the effect that such registration is not required.

(e)              The Payee is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and is able to bear the economic risk of an investment in the Securities for an indefinite period of time.

(f)              The Payee has such knowledge and experience in financial and business matters that the Payee is capable of evaluating the merits and risks of the prospective investment in the Maker and the Payee has received and reviewed all information requested of the Maker and, based on such review, understands and has evaluated the merits and risks of the investment in the Maker.

(g)              The Payee has had the opportunity to ask questions and receive answers concerning the Company, as well as the terms and conditions of the offering of the Securities, and to obtain additional information reasonably available to the Maker, and has received and has read carefully the Maker’s public filings made with the Securities and Exchange Commission, including periodic and current reports on Form 10-K, 10-Q and 8-K.

5.              MISCELLANEOUS. Except as expressly modified herein, all other terms and provisions of the Note shall remain in full force and effect.

ENERLUME ENERGY MANAGEMENT CORP,
a Colorado corporation, Maker

Date: June 30, 2008	By:	/s/ David J. Murphy
David J. Murphy, Chief Executive Officer

Patrick J. Healy & Linda A Healy JTWROS, Payee

/s/ Patrick J. Healy, JTWROS
Date: June 30, 2008	By:	/s/ Linda A. Healy
Print Name: Patrick J. Healy & Linda A. Healy, JTWROS